Exhibit 99.1

Adept Technology Board of Directors Confirms Additional Officer Appointments and Sets the Date of the Annual Shareholders Meeting

     LIVERMORE, Calif.--(BUSINESS WIRE)--Aug. 13, 2004--

       Appointments Complete Adept's List of Corporate Officers and Affirm
            Commitment to Financial Performance and Customer Results

     Adept Technology, Inc. (OTCBB:ADTK), a leading manufacturer of flexible automation for the automotive, electronics, telecommunications, medical device and life sciences, semiconductor, and fiber optic industries, today announced that its board of directors has confirmed the appointments of the following as officers of the corporation.

John Dulchinos      Vice President, Robotics
Lee Blake           Vice President, Service Operations
Gordon Deans        Vice President, Business Development / General
                     Manager, Adept Canada
Michael Overby      Vice President, Finance / Chief Accounting Officer
Joachim Melis       Vice President, Europe

     "With our transformation complete, a new management team in place, a clear focus on robotics and software, and a defined strategy of systems and service, we believe Adept is well positioned for significant growth and the capacity to be profitably independent of industry's cycles," said Rob Bucher, chairman and chief executive officer for Adept Technology, Inc. In addition to Rob Bucher, other Adept officers are Robert Strickland, vice president finance and chief financial officer, and Matt Murphy, vice president of operations and product development.
     Separately, the board of directors set the meeting date for the Annual Shareholders Meeting for November 4, 2004 at 8:00 AM. The meeting will be held at the corporate office located at 3011 Triad Drive, Livermore, CA. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any shareholder intending to submit to Adept a proposal that qualifies for inclusion in Adept's proxy statement and proxy relating to the November 4, 2004 Annual Meeting of Shareholders must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than August 23, 2004.

     Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Adept's intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, systems and software, application software, and simulation software. Founded in 1983, Adept Technology is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

     This press release contains certain forward-looking statements including statements regarding revenue and future results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, its customers ability to pay invoices in a timely manner and lack of unexpected cash obligations, the risk that some of its customers may become insolvent, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the company's continuing operating losses causing the company to need to raise additional financing in the future and the effect of the financing on current stockholders; the cyclicality of capital spending of the company's customers, including in the semiconductor industry and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with acquisitions, including integration risks associated with our previous acquisitions; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.

     For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2003, as amended, and its quarterly reports on Forms 10-Q for the fiscal quarters ended September 27, 2003, December 27, 2003 and March 27, 2004 including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

     The Adept logo is a registered trademark of Adept Technology, Inc. Adept is a trademark of Adept Technology. All other trademarks are owned by their respective companies.

    CONTACT: Adept Technology, Inc.
             Robert Strickland, 925-245-3406
             investor.relations@adept.com